UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 15, 2012

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53489	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On February 15, 2012 the Board of Directors (the “Board”) of eCrypt Technologies, Inc., a Colorado corporation (the “Registrant”), appointed the following individual to serve as a director of the Registrant: Thomas Trkla.  The appointment was made to fill a vacancy which occurred as a result of an expansion of the Board.

Thomas Trkla – Mr. Trkla founded Brookwood and its affiliated companies in late 1992. In his capacity as Chairman and Chief Executive Officer, he directs all aspects of Brookwood's businesses including managing Brookwood's operations, formulating and implementing Brookwood's investment and disposition strategies and evaluating, structuring and capitalizing the Company's real estate and private corporate investments.

Prior to founding Brookwood, Mr. Trkla was a senior executive with Winthrop Securities Co., Inc, a wholly-owned subsidiary of Winthrop Financial Associates, a Boston-based real estate investment and management firm, which at the time, was one of the largest privately-held real estate investment firms in the United States. Before Winthrop, Mr. Trkla was a Vice President at The Boston Company Real Estate Counsel, Inc., one of the first real estate investment advisors to large public and private tax-exempt pension plan sponsors in the U.S.

Mr. Trkla serves as director of the Massachusetts Campaign for Children, a non-profit statewide child advocacy organization, Director of the Princeton Association of New England (PANE) and is a member of the Urban Land Institute where he currently serves on the Small Scale Development Council – Silver Flight.

Mr. Trkla is a frequent speaker on trends in the United States’ commercial real estate markets and on core, value-add and opportunistic investment strategies. In the past several years, he has spoken at the Urban Land Institute spring and fall meetings, at the 2010 Andes Investment Summit in Bogota, Colombia, the National Conference of State Tax Judges, the New York State Society of CPAs and the 2010 and 2011 Real Estate Symposia presented by Northern Trust and RSM McGladrey.

Mr. Trkla is a 1981 graduate of Princeton University and in 1984 received a Master of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University. In 2004, Mr. Trkla completed the Oxford Strategic Leadership Programme at the University of Oxford's Saïd Business School. Mr. Trkla is currently reading for his Doctor of Philosophy degree (DPhil) at Kellogg College at the University of Oxford.

In conjunction with the Registrant’s appointment of Mr. Trkla, the Registrant entered into a Director Agreement and a Nonqualified Stock Option Agreement which is Exhibit A to the Director Agreement, pursuant to which the Registrant granted Mr. Trkla nonqualified stock options to purchase a total of three hundred thousand (300,000) shares of restricted common stock of the Registrant.  Pursuant to the terms of the Nonqualified Stock Option Agreement entered into between Mr. Trkla and the Company, a total of 75,000 of the stock options vested immediately upon the grant of the options; the remaining 225,000 options vest over a one year period.  The foregoing description of the Director Agreement and Restricted Shares Agreement is qualified in its entirety by reference to the Director Agreement and Restricted Shares Agreement which are attached hereto as Exhibit 10.11 and are hereby incorporated by reference.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.11	Director Agreement and Nonqualified Stock Option Agreement dated February 16, 2012 by and between eCrypt Technologies, Inc. and Thomas Trkla.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: February 20, 2012

By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer

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